6705 Rockledge Drive, Suite 900

Bethesda, MD 20817-1850

(301) 581-0600

Contact:	Shawn M. Guertin

Chief Financial Officer

(301) 581-5701

Drew Asher

Senior Vice President, Corporate Finance

(301) 581-5717

Coventry Health Care Reports Third Quarter Earnings

BETHESDA, Md. (October 21, 2008) - Coventry Health Care, Inc. (NYSE: CVH) today reported consolidated operating results for the quarter ended September 30, 2008. Operating revenues totaled $2.98 billion for the quarter with net earnings of $85.5 million, or $0.58 per diluted share, including charges related to investment impairments and realized losses of $36.2 million, or $0.15 per diluted share. The Company has provided an explanation of major earnings drivers and a reconciliation of previous 2008 guidance to current 2008 guidance beginning on page 2.

“Our results for 2008 are unacceptable, and a great disappointment to me and the entire Company,” said Dale B. Wolf, chief executive officer of Coventry. “However, we have identified and understand the issues that have affected our results. We have implemented a corrective action plan which we expect will increasingly be reflected in the Company's results throughout 2009 and fully realized in 2010. Most importantly, I continue to have confidence in our future prospects, both strategically and financially.”

Third Quarter Highlights

•	Company-wide revenue increased 17.9% from the prior year quarter
•	Continued growth in Medicare Advantage HMO/PPO, Medicare Part D, and Individual risk membership
•	GAAP cash flows from operations were $361.9 million, or 423% of net income
•	Year-to-date GAAP cash flows from operations were $581.7 million, or 198% of net income
•	Awarded a third statewide Medicare Advantage Private Fee-for-Service (PFFS) account (State of Maine) with approximately 7,000 members effective January 1, 2009
•	Strong balance sheet metrics including a 5.3 day sequential increase in days in claims payable
•	Repurchased 3.1 million shares in July

Q4 2008 Guidance

•	Total revenue of approximately $3.0 billion
•	GAAP diluted earnings per share (EPS) of $0.60 to $0.62
•	Includes $5.0 million, or $0.02 per diluted share, of additional interest expense from borrowings on the Company’s credit facility completed early in the fourth quarter
•

Reflects sequentially improved Medicare Part D earnings more than offset by a higher sequential level of SG&A spending including costs associated with the opening of nine new Medicare Advantage markets for 2009 and the Company’s Medicare network build-out initiative, as well as refinement of commercial group risk and Medicare Advantage operating earnings estimates as referenced below

Reconciliation of Previous 2008 EPS Guidance to Current 2008 EPS Guidance

The following table summarizes the changes in 2008 guidance as compared with the EPS midpoint of previously provided Company guidance:

Previous midpoint of 2008 GAAP diluted EPS guidance range	$3.70

Operating items:
Full year Medicare Advantage MLR (88.7% estimate, up 300 bps from prior estimate)	($0.39)
Full year commercial group risk MLR (81.7% estimate, up 140 bps from prior estimate)	($0.30)
Lower than expected business volumes (risk revenue, workers’ compensation fees)	($0.19)
Higher level of SG&A spending, including Medicare growth and network initiatives	($0.07)

Non-operating items:
Investment impairments and realized losses recorded in Q3 2008	($0.15)
Lower investment yields from movement to Treasuries	($0.05)
and increased interest expense from credit facility borrowings

Current midpoint of 2008 GAAP diluted EPS guidance range	$2.55

The primary drivers of the change in 2008 guidance are outlined below:

Commercial Group Risk Medical Loss Ratio (MLR). Upon observing a continuation of higher commercial medical trends into the third quarter, the Company conducted a detailed examination of each commercial health plan including the review of observed local trends, underwriting and rating mechanics, and block and single group performance. As a result of these reviews, the Company was able to validate that the elevated commercial medical trend observed in the third quarter was consistent with elevated levels observed in the second quarter of 2008. As we previously disclosed, the Company has initiated forward pricing action to account for the impact of these changes in medical trend. In addition, the Company was able to isolate unique circumstances specific to certain markets as outlined below, and has since taken corrective action on such issues. Due to the timing of implementation, the positive impact of these actions will have a minimal impact on the fourth quarter of 2008, be increasingly reflected in results throughout 2009, and fully reflected in results by 2010. Furthermore, the Company will reconsider its “slice” participation in certain FEHB risk markets for the 2010 calendar year. The following table quantifies items contributing to the change in 2008 guidance regarding the projected commercial group risk MLR:

Previous 2008 Estimated Commercial Group Risk MLR%	80.30%

+ Underwriting / rating issues in two health plans	0.70%
+ Impact of Vista acquisition compared with previous estimates	0.45%
+ Performance of FEHB “slice” accounts	0.25%

Revised 2008 Estimated Commercial Group Risk MLR%	81.70%

Medicare Advantage MLR. The Company expects the 2008 Medicare Advantage MLR to be approximately 88.7%, an increase of 300 bps from the Company’s prior estimate, relating primarily to Medicare Advantage PFFS. Although there was no further 2007 negative prior period development during the third quarter in the Company’s Medicare Advantage PFFS business, the second half of 2008 run-rate MLR is projected to be in the low to mid 90%’s, higher than the Company’s previous expectations in the high 80%’s. The Company’s Medicare Advantage HMO/PPO business continues to perform well in the low 80%’s, albeit slightly higher than previous expectations.

Investment Impairments and Realized Losses. During the third quarter of 2008, the Company recorded investment impairments and realized losses of $36.2 million, or $0.15 per diluted share.

Lehman holdings and losses on sales of financial sector bonds	$11.4 million
Other than temporary impairment including financial sector instruments	$24.8 million

Total investment impairments and realized losses	$36.2 million

2009 Commentary

Historically, the Company has provided detailed forward year guidance coincident with the third quarter earnings call. Due to the uncertain macroeconomic environment, the Company’s changes in current year estimates, and the importance of visibility into the Medicare selling season, the Company will delay providing detailed 2009 guidance until mid-January at a scheduled investor conference. Accordingly, the Company’s Investor Day will not be held on December 4, 2008 as previously scheduled.

Mr. Dale B. Wolf, chief executive officer of Coventry, will host a conference call at 5:30 p.m. ET on Tuesday, October 21, 2008. To listen to the call, dial toll-free at (888) 726-2459 or, for international callers, (913) 312-0855. Callers will be asked to identify themselves and their affiliations. The conference call will also be broadcast from Coventry’s Investor Relations website at www.coventryhealthcare.com. Coventry asks participants on both the call and webcast to review and be familiar with its filings with the Securities and Exchange Commission. A replay of the call will be available for one week at (888) 203-1112 or, for international callers, (719) 457-0820. The access code is 4041240.

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are defined as statements that are not historical facts and include those statements relating to future events or future financial performance. Actual performance may be significantly impacted by certain risks and uncertainties including those described in Coventry’s Annual Report on Form 10-K for the year ended December 31, 2007 and Coventry’s Form 10-Q for the quarter ended June 30, 2008. Coventry undertakes no obligation to update or revise any forward-looking statements.

Coventry Health Care (www.coventryhealthcare.com) is a diversified national managed healthcare company based in Bethesda, Maryland, operating health plans, insurance companies, network rental and workers’ compensation services companies. Through its Commercial Business, Individual Consumer & Government Business, and Specialty Business divisions, Coventry provides a full range of risk and fee-based managed care products and services to a broad cross section of individuals, employer and government-funded groups, government agencies, and other insurance carriers and administrators.

COVENTRY HEALTH CARE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except per share data)

(unaudited)

	Quarters Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

Operating revenues:
Managed care premiums	$ 2,627,345	$ 2,202,220	$ 7,891,701	$ 6,241,585
Management services	347,940	320,428	1,002,097	850,052
Total operating revenues	2,975,285	2,522,648	8,893,798	7,091,637

Operating expenses:
Medical costs	2,200,405	1,739,620	6,630,950	5,001,598
Cost of sales	54,289	30,198	139,038	57,807
Selling, general, administrative	515,742	470,894	1,520,926	1,283,223
Depreciation and amortization	37,127	36,068	114,519	100,025
Total operating expenses	2,807,563	2,276,780	8,405,433	6,442,653

Operating earnings	167,722	245,868	488,365	648,984
Operating earnings percentage of total revenues	5.6%	9.7%	5.5%	9.2%

Interest expense	22,523	19,182	70,545	56,021
Other income, net	(9,955)	38,294	52,389	106,893

Earnings before income taxes	135,244	264,980	470,209	699,856

Provision for income taxes	49,770	96,264	176,555	258,097
Net earnings	$ 85,474	$ 168,716	$ 293,654	$ 441,759

Net earnings per share, basic	$ 0.58	$ 1.10	$ 1.96	$ 2.84
Net earnings per share, diluted	$ 0.58	$ 1.08	$ 1.94	$ 2.80

Weighted average shares outstanding, basic	146,652	153,825	149,591	155,305
Weighted average shares outstanding, diluted	147,802	156,031	151,229	157,828

COVENTRY HEALTH CARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

	September 30,	June 30,	December 31,
	2008	2008	2007
	(unaudited)	(unaudited)
Assets:

Current assets:
Cash and cash equivalents	$1,058,372	$894,093	$945,535
Short-term investments	42,923	15,362	155,248
Accounts receivable, net	295,199	260,689	263,021
Other receivables, net	440,328	546,774	313,350
Other current assets	132,449	185,980	169,547
Total current assets	1,969,271	1,902,898	1,846,701

Long-term investments	1,601,901	1,584,535	1,758,454
Property and equipment, net	306,729	311,291	321,287
Goodwill	2,679,201	2,672,910	2,573,325
Other intangible assets, net	562,763	585,922	590,419
Other long-term assets	72,213	73,293	68,605
Total assets	$7,192,078	$7,130,849	$7,158,791

Liabilities and Stockholders’ Equity:

Current liabilities:
Medical liabilities	$1,440,326	$1,383,997	$1,161,963
Accounts payable and accrued liabilities	437,093	387,194	518,806
Deferred revenue	121,453	125,879	69,052
Total current liabilities	1,998,872	1,897,070	1,749,821

Long-term debt	1,472,315	1,472,337	1,662,021
Other long-term liabilities	401,109	444,763	445,470
Total liabilities	3,872,296	3,814,170	3,857,312

Stockholders’ equity	3,319,782	3,316,679	3,301,479

Total liabilities and stockholders’ equity	$7,192,078	$7,130,849	$7,158,791

COVENTRY HEALTH CARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(unaudited)

	Quarter Ended	Nine Months Ended
	September 30, 2008	September 30, 2008

Cash flows from operating activities:
Net earnings	$85,474	$293,654
Adjustments to earnings:
Depreciation and amortization	37,127	114,519
Amortization of stock compensation	13,854	45,555
Loss on other-than-temporarily impaired securities	36,160	36,160
Changes in assets and liabilities:
Accounts receivable, net	(34,510)	(30,263)
Medical liabilities	55,711	271,146
Accounts payable and other accrued liabilities	48,946	(81,308)
Deferred revenue	(4,426)	51,333
Other operating activities	123,566	(119,110)
Net cash flows from operating activities	361,902	581,686

Cash flows from investing activities:
Capital expenditures, net	(16,200)	(48,551)
Payments for investments, net of sales and maturities	(77,113)	219,499
Payments for acquisitions, net of cash acquired	(3,702)	(135,684)
Net cash flows from investing activities	(97,015)	35,264

Cash flows from financing activities:
Proceeds from issuance of stock	1,700	6,873
Payments for repurchase of stock	(102,628)	(322,936)
Proceeds from issuance of debt, net	95,000	125,000
Payments for retirement of debt	(95,000)	(315,000)
Excess tax benefit from stock compensation	320	1,950
Net cash flows from financing activities	(100,608)	(504,113)

Net change in cash and cash equivalents for current period	164,279	112,837
Cash and cash equivalents at beginning of period	894,093	945,535
Cash and cash equivalents at end of period	$1,058,372	$1,058,372

Cash and Investments:
Cash and cash equivalents	$1,058,372	$1,058,372
Short-term investments	42,923	42,923
Long-term investments	1,601,901	1,601,901
Total cash and investments	$2,703,196	$2,703,196

COVENTRY HEALTH CARE, INC.

SELECTED OPERATING STATISTICS

(Unaudited)

	Q3 2008	Q2 2008	Q1 2008	Total 2007	Q4 2007	Q3 2007	Total 2006
Membership by Product (000s)
Commercial Group Risk	1,497	1,502	1,505		1,580	1,572	1,457
Health Plan ASO	720	765	761		750	737	621
Other ASO	641	645	646		783	792	866
Total Commercial Division	2,858	2,912	2,912		3,113	3,101	2,944

Medicare Advantage	377	372	319		283	286	80
Medicare Part D	910	874	853		704	717	687
Total Medicare	1,287	1,246	1,172		987	1,003	767

Medicaid Risk	386	493	488		480	478	373
Individual	117	111	104		93	84	23
Total Indiv./Gov’t Division	1,790	1,850	1,764		1,560	1,565	1,163

Total Membership	4,648	4,762	4,676		4,673	4,666	4,107

Revenues by Product (000s)
Commercial Group Risk	$ 1,295,519	$ 1,291,560	$ 1,288,140	$ 4,785,095	$ 1,315,011	$ 1,202,281	$ 4,580,165
Commercial ASO(1)	86,402	82,323	86,142	410,071	114,859	101,969	418,304
Total Commercial Division	1,381,921	1,373,883	1,374,282	5,195,166	1,429,870	1,304,250	4,998,469

Medicare Risk	995,987	997,406	992,423	2,871,605	806,682	738,817	1,484,548
Medicaid Risk	260,060	285,024	282,179	928,259	277,870	234,313	762,093
Medicaid ASO	49,593	43,191	43,612	185,490	43,902	45,267	184,503
Individual Risk	60,519	57,892	53,555	104,673	48,485	26,809	30,495
Total Indiv./Gov’t Division	1,366,159	1,383,513	1,371,769	4,090,027	1,176,939	1,045,206	2,461,639

Specialty Premium Revenue	25,855	18,842	7,737	-	-	-	-
Specialty Services Revenue	214,040	210,454	191,732	599,940	182,523	174,634	280,209
Specialty Division(1)	239,895	229,296	199,469	599,940	182,523	174,634	280,209

Total Premiums	2,637,940	2,650,724	2,624,034	8,689,633	2,448,048	2,202,220	6,857,301
Total Management Services	350,035	335,968	321,486	1,195,501	341,285	321,870	883,016
Other/Eliminations	(12,690)	(8,788)	(4,912)	(5,603)	(1,439)	(1,442)	(6,561)
Total Revenue	$2,975,285	$2,977,904	$2,940,608	$9,879,531	$2,787,894	$2,522,648	$7,733,756

Consolidated Coventry

Operating Income % of Revenues	5.6%	4.2%	6.6%	9.4%	10.2%	9.7%	10.9%

SGA % of Revenues	17.3%	16.7%	17.3%	18.1%	18.2%	18.7%	17.3%

Total Medical Liabilities (000s)(2)	$ 1,209,560	$ 1,126,396	$ 1,027,194		$ 996,859	$1,016,406	$ 719,426
Days in Claims Payable (DCP) (2)	54.94	49.69	50.71		50.82	59.55	54.97

Total Debt (millions)	$ 1,472.3	$ 1,472.3	$ 1,662.1		$ 1,662.0	$ 1,661.9	$ 760.5
Total Capital (millions)	$ 4,792.1	$ 4,789.0	$ 4,949.5		$ 4,963.5	$ 4,808.3	$ 3,713.5
Debt to Capital	30.7%	30.7%	33.6%		33.5%	34.6%	20.5%

COVENTRY HEALTH CARE, INC.

REVENUE AND MEDICAL COST STATISTICS

(Unaudited)

	Q3 2008	Q2 2008	Q1 2008	Total 2007	Q4 2007	Q3 2007	Total 2006
Revenue PMPM(3)
Health Plan Commercial Group Risk	$286.73	$285.32	$ 283.50	$ 273.76	$ 277.86	$ 274.16	$ 260.69
Medicare Advantage(4)	$856.90	$879.79	$ 849.60	$ 837.69	$ 844.89	$ 833.58	$ 857.28
Medicare Part D(5)	$ 85.64	$ 89.92	$ 88.64	$ 99.57	$ 98.02	$ 101.52	$ 103.77
Medicaid Risk	$226.08	$193.59	$ 194.16	$ 183.77	$ 192.92	$ 188.36	$ 167.30

MLR %(3)
Consolidated Total	83.8%	85.8%	82.5%	79.6%	78.4%	79.0%	79.3%

Health Plan Commercial Group Risk	82.3%	82.7%	78.8%	78.3%	78.4%	78.8%	77.8%
Medicare Advantage	88.4%	93.2%	82.8%	80.5%	80.1%	80.7%	79.4%
Medicare Part D	78.5%	86.0%	103.2%	78.1%	58.0%	66.7%	84.5%
Medicaid Risk	84.2%	86.4%	84.4%	87.3%	86.3%	85.1%	85.6%

Explanatory Notes

1)

The Specialty Business Division includes revenue from the rental network line of business (previously reported in the Commercial Business Division) effective January 1, 2008. Prior period balances have been reclassified for consistency.

2)	“Total Medical Liabilities” and “Days in Claims Payable” are calculated consistently with prior disclosures to include the results from health plan and Medicare Advantage PFFS business.

3)	Revenue PMPM and MLR % metrics include the impact of acquisitions from the date of closing.

4)	Revenue PMPM excludes the impact of revenue ceded to external parties.

5)	Revenue PMPM excludes the impact of CMS risk-share premium adjustments and revenue ceded to external parties.